UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Instructure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Instructure, Inc., a Delaware corporation (the “Company”), filed a revised definitive proxy statement (the “Amended Proxy Statement”) on Schedule 14A with the Securities and Exchange Commission on January 7, 2020, relating to the Agreement and Plan of Merger, dated as of December 4, 2019, by and among the Company, PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), and PIV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as a result of which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent. The Company desires to supplement the Amended Proxy Statement with updates related to the go-shop period and record date. These Definitive Additional Materials should be read in conjunction with the Amended Proxy Statement and any supplements thereto, which we urge you to read in its entirety.

Supplement Amended Proxy Statement

All page references are to pages in the Amended Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Amended Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Amended Proxy Statement.

The disclosure under the heading “The Merger – Background of the Merger” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the last paragraph on page 42 of the Amended Proxy Statement:

Since the execution of the Merger Agreement, in connection with the “go-shop” period provided for in the Merger Agreement, ~~which expires at 11:59 p.m. Pacific Time on January 8, 2020,~~ at the direction of the Board of Directors, representatives of J.P. Morgan contacted and sought to re-engage in discussions with nine of the parties with whom Instructure had been engaged in on-going discussions regarding a potential strategic transaction prior to the execution of the Merger Agreement. Five of those parties declined to continue discussions with Instructure during the “go-shop” period. Of those nine parties, Instructure executed a confidentiality agreement with two parties, and one of those parties subsequently declined to continue discussions with Instructure. In addition, on behalf of Instructure, representatives of J.P. Morgan have communicated with fifteen additional parties to gauge such parties’ interest in making an alternative Acquisition Proposal. Of those fifteen parties, Instructure executed a confidentiality agreement with two parties, and one of those parties subsequently declined to continue discussions with Instructure. The “go-shop” period expired at 11:59 p.m. Pacific Time on January 8, 2020 without the Company having received any alternative Acquisition Proposals.

The disclosure under the heading “Required Stockholder Approval” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the second paragraph under that heading on page 6 of the Amended Proxy Statement:

As of ~~January 1, 2020~~ the Record Date, ~~19,128,664~~ 19,126,759 votes constitute a majority of the outstanding shares of Instructure common stock.

The disclosure under the heading “Required Stockholder Approval” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the first paragraph under that heading on page 6 of the Amended Proxy Statement:

As of ~~January 1, 2020~~ the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, ~~2,734,965~~ 2,734,964 shares of Instructure common stock, representing approximately 7.1% of the shares of Instructure common stock outstanding as of ~~January 1, 2020~~ the Record Date (and approximately 10.1% of the shares of Instructure common stock outstanding when taking into account Company Options and Company RSU Awards held, in the aggregate, by our directors and executive officers). ~~We expect that our directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the Record Date.~~

The disclosure under the sub-heading “Quorum” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below under that heading on page 6 of the Amended Proxy Statement:

As of ~~January 1, 2020~~ the Record Date, there were ~~38,257,326~~ 38,253,515 shares of Instructure common stock outstanding and entitled to vote at the Special Meeting. ~~We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date.~~ The holders of a majority of the shares of Instructure common stock issued and outstanding and entitled to vote thereat, present in person, by remote communication, or represented by proxy, will constitute a quorum at the Special Meeting.

The disclosure under the sub-heading “Record Date; Shares Entitled to Vote; Quorum” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the second paragraph under that sub-heading on page 19 of the Amended Proxy Statement:

As of ~~January 1, 2020~~ the Record Date, there were ~~38,257,326~~ 38,253,515 shares of Instructure common stock outstanding and entitled to vote at the Special Meeting. ~~We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date.~~

The disclosure under the heading “Vote Required; Abstentions and Broker Non-Votes” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the first paragraph under that heading on page 19 of the Amended Proxy Statement:

The affirmative vote of the holders of a majority of the outstanding shares of Instructure common stock is required to adopt the Merger Agreement. As of ~~January 1, 2020~~ the Record Date, ~~19,128,664~~ 19,126,759 votes constitute a majority of the outstanding shares of Instructure common stock. We expect that a similar figure will constitute a majority of the outstanding shares of Instructure common stock at the close of business on the Record Date. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.

The disclosure under the heading “Shares Held by Instructure’s Directors and Executive Officers” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the first paragraph under that heading on page 20 of the Amended Proxy Statement:

As of ~~January 1, 2020~~ the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, ~~2,734,965~~ 2,734,964 shares of Instructure common stock, representing approximately 7.1% of the shares of Instructure common stock outstanding as of ~~January 1, 2020~~ the Record Date (and approximately 10.1% of the shares of Instructure common stock outstanding when taking into account Company Options and Company RSU Awards held, in the aggregate, by our directors and executive officers). ~~We expect that our directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the Record Date.~~

The disclosure under the heading “Market Prices and Dividend Data” is hereby supplemented by deleting the disclosure struck through below and adding the disclosure underlined below to the first paragraph under that heading on page 102 of the Amended Proxy Statement:

Instructure common stock is listed on NYSE under the symbol “INST.” As of ~~January 1, 2020~~ the Record Date, there were ~~38,257,326~~ 38,253,515 shares of Instructure common stock outstanding held by approximately ~~117~~ 116 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company, on January 7, 2020, filed with the SEC the Amended Proxy Statement, as well as other relevant documents concerning the proposed transaction. Promptly after filing the Amended Proxy Statement with the SEC, the Company will mail the Amended Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. Investors and security holders of the Company are urged to carefully read the entire Amended Proxy Statement (and any amendments thereto when such filings become available) and other filings made in connection therewith because such documents will contain important information about the proposed transaction.

Investors and security holders of the Company are able to obtain a free copy of the Amended Proxy Statement, and will be able to obtain a free copy of any amendments thereto, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Amended Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the preliminary proxy statement filed with the SEC on December 23, 2019, and Amended Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.